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                                 EMPLOYMENT AGREEMENT

                                         WITH

                                   YVES C. FAROUDJA

                                 DATED MARCH 8, 1996



         Faroudja Laboratories, Inc. (the "Employer"), a California corporation, and Yves C. Faroudja (the "Executive") agree as follows:

         1. EMPLOYMENT AND DUTIES. Subject to section 11(b), the Employer shall employ the Executive, and the Executive shall serve the Employer, as president, chief executive officer and chief technical officer during the term set forth in section 2. As president and chief executive officer and subject to section 11(b), the Executive shall, subject to the ultimate control of the board of directors of the Employer, be in charge of all hiring and firing decisions. The Executive shall use his best efforts to promote the interests of the Employer, and he shall perform his duties faithfully and diligently, consistent with sound business practices. Subject to the following sentence, the Executive shall devote no less than half of his business time during the first year of the term of this agreement and no less than one-third of his business time during the second year of the term of this agreement to the performance of his duties for the Employer, and the Executive shall not engage in any other business activities (whether or not competitive with business of the Employer) that interfere with the performance of his duties under this agreement. The Executive shall serve as a member of board of directors of Faroudja Research Enterprises Inc. ("FRE") and may engage in business activities on behalf of FRE.

         2. TERM OF EMPLOYMENT. The term of the Executive's employment under this agreement shall commence on the date of this agreement and shall continue until the close of business on the second anniversary of this agreement, except that the Executive's employment shall be subject to earlier termination under section 4 and, with the mutual agreement of the parties, shall be subject to extension after the second anniversary of this agreement.

         3.   COMPENSATION.

              (a) As compensation for all services the Executive renders during his employment under this agreement the Employer shall pay the Executive a salary at the rate of $100,000 for the first year of the term of this agreement and $66,600 for the second year of the term of this agreement. The Executive's salary shall be payable in equal installments at least twice a month.

              (b) Notwithstanding the foregoing, if pursuant to an agreement between the Executive and the Employer, the Executive devotes more than one-half of his business time

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during the first year of the term of this agreement or more than one-third of his business time during the second year of the term of this agreement to the performance of his duties for the Employer, the Executive's salary shall be increased proportionately.

         4. EXPENSES. During the Executive's employment under this agreement, the Employer shall reimburse the Executive for reasonable business expenses incurred by him in the performance of his duties on behalf of the Employer, FRE or any of their affiliates upon presentation of vouchers or other evidence of such expenses in accordance with the policies of the Employer.

         5. FRINGE BENEFITS. During the Executive's employment under this agreement, the Executive shall be entitled to those fringe benefits and perquisites (including medical and dental group insurance and participation in the Employer's 401(k) plan) that are consistent with the Employer's practices in the past with respect to the Executive or those that are provided to other senior executives of the Employer generally.

         6. AUTOMOBILE. During the Executive's employment under this agreement, the Executive shall have use, at no charge, of the company car that he presently uses (license number 3NDV219). If the Executive's employment under this agreement is terminated other than for cause, or upon expiration of this agreement, the Employer shall transfer to the Executive title to that car at no charge to the Executive.

         7. KEY MAN LIFE INSURANCE. During the Executive's employment under this agreement, the Employer may at any time and from time to time obtain insurance on the Executive's life in such amounts and in such forms as the Employer may in its sole discretion determine (it being understood that the Executive shall have no interest in such insurance and, if the Employer so requests, the Executive shall submit to such medical examinations, supply such information and execute such documents as may reasonably be required to obtain such insurance).

         8. LOCATION. During the term of the Executive's employment under this agreement, the Employer's executive offices shall be located in Sunnyvale, California; PROVIDED that the Executive may manage the Employer's sales and research from an office to be established in France, and PROVIDED FURTHER, that the Executive may be required to travel for business purposes for reasonable lengths of time.

         9.   TERMINATION.

              (a) The Executive's employment shall terminate upon his death, and may be terminated at any earlier time at the option of the Employer (upon notice given by the Employer to the Executive as much in advance of the termination as the Employer considers practicable in the circumstances). On the termination of the Executive's employment as a result of his death or at the Employer's option as a result of the Executive's disability (as defined below) or for cause (as defined below), the Employer shall pay the Executive (or his named


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beneficiary or estate) the amount of his salary and other benefits accrued to the date of termination (with no reduction for any period of disability prior to termination). On the termination of the Executive's employment at the Employer's option for any reason other than as a result of disability or for cause, the Employer shall continue to pay the Executive (or his named beneficiary or estate) the amount of his salary and other benefits in accordance with this agreement for the remaining employment term specified in section 2, as and when the same would have otherwise become due and payable. Except as specifically provided in this agreement, the Employer shall have no other obligation to the Executive (or his named beneficiary or estate).

              (b)  As used in this agreement,

                   (i) the term "disability" means the failure of the Executive substantially to perform his duties and obligations under this agreement for 90 consecutive days because of any mental or physical incapacity, as determined by a physician mutually agreed upon the by the Employer and the Executive, or if, after 30 days, they are unable to agree about the identity of the physician, by a physician selected by the American Arbitration Association, and

                   (ii) the term "cause" means (A) any action by the Executive that constitutes dishonesty, a violation of law or a fraud against the Employer or any of its affiliates, (B) the conviction of the Executive for a felony, (C) willful misconduct, drunkenness or abuse of any controlled substance by the Executive (but only if such misconduct, drunkenness or abuse adversely affects the Executive's performance under this agreement) or (D) any material breach by the Executive of this agreement or any other written agreement between him, on the one hand, and the Employer, Faroudja Images, Inc. ("Images") or any of their affiliates, on the other hand executed and delivered on or as of the date of this agreement.

         10.  NON-COMPETITION; CONFIDENTIALITY.

              (a) The Executive shall not at any time during his employment under this agreement, for any reason, engage or become interested (as owner, lender, stockholder, partner, director, officer, employee, consultant or otherwise) in any business that is in competition with the business then conducted by the Employer, FRE or any of their affiliates, PROVIDED that the foregoing shall not prohibit the Executive from owning as a passive investment not more than ten percent of the outstanding securities of any class of any publicly-held company.

              (b) The Executive shall not at any time during his employment under this agreement or for a period of two years thereafter hire on his own behalf, or on behalf of any other enterprise, any individual who was an employee of the Employer, FRE or any of their affiliates at any time during the one-year period immediately preceding the termination of the Executive's employment by the Employer.


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              (c)  The Executive shall at all times during his employment and thereafter hold in confidence all Confidential Information (as defined below) that may have come or may come into his possession or within his knowledge concerning the products, services, processes, businesses, suppliers, customers and clients of the Employer, FRE or any of their affiliates. Except as otherwise provided in the license agreement (the "License Agreement") dated this date among the Executive, the Employer and FRE, the Executive agrees that neither he nor any person or enterprise controlled by him will for any reason directly or indirectly, for himself or any other person, use or disclose any trade secrets, proprietary or confidential information, inventions, processes or procedures, patents, trademarks, trade names, customer lists, service marks, service names, copyrights, applications for any of the foregoing or licenses or other rights in respect thereof (collectively, "Confidential Information"), owned or used by, or licensed to, the Employer, FRE or any of their affiliates, provided that the Executive may disclose Confidential Information that has become generally available to the public other than as a result of a breach of this agreement by the Executive or pursuant to an order of a court of competent jurisdiction or of a governmental agency, department or commission or that arises after the fifth anniversary of this agreement. Except as otherwise provided in the License Agreement, upon termination of his employment under this agreement, the Executive shall promptly surrender to the Employer all documents that contain Confidential Information and that are within his possession or control.

              (d) The Executive acknowledges that the remedy at law for breach of section 10(a), 10(b) or 10(c) would be inadequate and that, in addition to any other remedy the Employer may have for such a breach, the Employer shall be entitled to an injunction restraining any such breach or threatened breach.

         11.  MANAGEMENT.

              (a) Except as specifically provided in this agreement, nothing in this agreement shall (i) give the Executive the right to be employed by or to continue in the employ of the Employer or any of its affiliates or prevent the termination of his employment by the Employer at any time, or (ii) limit the right of the board of directors (or other governing body) of the Employer to manage the business and affairs of the Employer.

              (b) The parties acknowledge that it is their agreement that Images will recruit additional management of the Employer, subject to the Executive's approval, including, after consultation with the Executive, a marketing manager and a chief executive officer. Following the recruitment of a chief executive officer, the Executive shall cease to be president and chief executive officer of the Employer and, during the remaining term of his employment under this agreement, the Executive's title shall be Chairman Emeritus, Founder and Chief Technical Officer of the Employer.

         12. NOTICES. All notices and other communications under this agreement shall be in writing and may be given by any of the following methods:
(a) personal delivery, (b) facsimile transmission, (c) registered or certified mail, postage prepaid, return receipt


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requested or (d) overnight delivery service.  Notices shall be sent to the appropriate party at his or its address or facsimile number given below (or at such other address or facsimile number for that party as shall be specified by notice given under this section 12):

              if to the Executive, to him at:

                   c/o Faroudja Laboratories, Inc.
                   750 Palomar Avenue
                   Sunnyvale, California  94086
                   Fax:  (408) 735-8571

              with a copy to:

                   Cooley Godward Castro Huddleson and Tatum
                   5 Palo Alto Square, 4th Floor
                   3000 El Camino Real
                   Palo Alto, California  94306
                   Attention:  Andrei M. Manoliu, Esq.
                   Fax:  (415) 857-0663

              if to the Employer, to it at:

                   Faroudja Laboratories, Inc.
                   750 Palomar Avenue
                   Sunnyvale, California  94086
                   Attention:
                   Fax:  (408) 735-8571

              with a copy to:

                   --------------------------------
                   --------------------------------
                   --------------------------------
                   Attention:
                   Fax:

All such notices and communications shall be deemed received upon (a) actual receipt by the addressee, (b) actual delivery to the appropriate address or (c) in the case of a facsimile transmission, upon transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.


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         13.  ASSIGNMENT.  This agreement shall be binding upon, and inure to the benefit of, the parties' respective successors, assigns, heirs and legal representatives. This agreement shall be assigned to and shall inure to the benefit of any successor to substantially all the assets and business of the Employer as a going concern, whether by merger, consolidation, liquidation or sale of substantially all the assets of the Employer or otherwise, and the Employer shall cause its successors to assume its obligations under this agreement (but no such assignment shall relieve it of its obligations under this agreement).

         14. SEVERABILITY. If any provision of this agreement, or the application of any provision to any person or circumstance shall for any reason or to any extent be invalid or unenforceable, the remainder of this agreement and the application of that provision to other persons or circumstances shall not be affected, but shall be enforced to the full extent Permitted by law.

         15. WAIVER. The failure of a party to insist upon strict adherence to any term of this agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. Any waiver must be in writing.

         16. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the law of the state of California applicable to agreements made and to be performed wholly in California.

         17. ARBITRATION. All claims, disputes and other matters as to which the parties disagree arising out of this agreement, or the interpretation or breach or alleged breach of this agreement, shall be decided by final and binding arbitration in accordance with the Rules of Practice and Procedure of the Judicial Arbitration and Mediation Services/Endispute ("JAMS") then in effect, unless the parties mutually agree otherwise. The arbitration shall be conducted before a retired judge selected by agreement of the parties from the JAMS panel. If the parties cannot agree upon the arbitrator, JAMS will provide a list of three available retired judges and each party may strike one. The remaining judge will serve as arbitrator. The arbitration shall be held in San Jose, California at a location selected by the arbitrator. This agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other party to this agreement and with JAMS. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable contractual, or other, statute limitations. It is the parties' objective to expedite the arbitration proceedings by placing the following limitations on discovery: (a) each party may propound only one interrogatory requesting the name, business affiliation and address of each witness to be called at the arbitration hearing; (b) on a date to be determined at the pre-hearing conference, each party may serve one request for the production of documents, the requests shall be limited to 30, including subparts, and the documents are to be exchanged 30 days later; and (c) each party may depose


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two witnesses.  Each deposition must be concluded within four hours and all depositions must be completed within 30 days of the pre-hearing conference. Any party deposing an opponent's expert must pay the expert's fee for attending the deposition. The arbitration proceedings shall remain confidential. Any monetary award of the arbitrators may include interest at the prime rate as published from time to time by The Chase Manhattan Bank, N.A., plus one percent, which interest shall accrue from the date the claim, dispute or other matter in question was rightfully due and payable under this agreement until the date the award is paid to the prevailing party. There shall be no restriction on the power of the arbitrator to award punitive damages in the appropriate case. The award rendered by the arbitrator shall be final and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof. Each party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses connected with the presentation of such party's case. The cost of the arbitration, including the cost of the record or transcripts of the record, if any, administrative fees and all other fees involved, shall be shared equally, unless the arbitrator otherwise directs.

         Notwithstanding anything to the contrary in this section 17, this section 17 shall not govern any claim, dispute or other matter as to which the parties disagree arising out of the License Agreement.

         18. COUNTERPARTS. This agreement may be executed in counterparts, each of which shall be considered an original, but both of which together shall constitute the same instrument.


                        FAROUDJA LABORATORIES, INC.


                        By:/s/ Yves C. Faroudja
                           ------------------------------------------
                           Name:
                           Title:


                        /s/ Yves C. Faroudja
                        ---------------------------------------------
                            Yves C. Faroudja

The undersigned hereby acknowledges section 11(b) of the foregoing agreement.


                        FAROUDJA IMAGES, INC.


                        By:/s/ Kevin B. Kimberlin
                           ------------------------------------------
                           Kevin B. Kimberlin
                           Secretary


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